EXHIBIT 23.1

COOPERS
& LYBRAND



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 16, 1996, on our audits of the financial statements of Super Vision International, Inc.





Coopers & Lybrand
Orlando, Florida
March 19, 1997